Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call Event Date/Time: Nov. 01. 2007 / 3:00PM ET

Thomson StreetEvents	www.streetevents.com	Contact Us	1

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

 Shona Bedwell

 Duke Realty Corporation - AVP - IR

 Denny Oklak

 Duke Realty Corporation - CEO

 Matt Cohoat

 Duke Realty Corporation - CFO

 Bob Chapman

 Duke Realty Corporation - COO

CONFERENCE CALL PARTICIPANTS

 Paul Ardonato

 BMO Capital Markets - Analyst

 Jamie Feldman

 UBS - Analyst

 Chris Haley

 Wachovia Securities - Analyst

 Sloan Bohlen

 Goldman Sachs - Analyst

 Michael Bilerman

 Citigroup - Analyst

 Randy

 Citigroup - Analyst

 David Collins

 Morgan Stanley - Analyst

 Lou Taylor

 Deutsche Bank - Analyst

 Scott Conrad (ph)

Analyst

 Chris Pike

 Merrill Lynch - Analyst

 Michael Noll (ph)

 Greenfield Advisors - Analyst

 Mitch Germain

 Banc of America - Analyst

 David Fick

 Stifel Nicolaus - Analyst

 Steven Rodriguez

 Lehman Brothers - Analyst

 PRESENTATION

Operator

Thomson StreetEvents	www.streetevents.com	Contact Us	2

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Ladies and gentlemen, thank you for standing by. Welcome to the Duke Realty quarterly earnings conference. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session and instructions will be given at that time. If you should require assistance during the call, please press star, then zero.

And as a reminder, the conference is being recorded. I would now like to turn the conference over to [Showna Bedwell]. Please go ahead.

 Shona Bedwell  - Duke Realty Corporation - AVP - IR

 Thank you, Andrea. Good afternoon, everyone and welcome to our quarterly conference call. Joining me today is Denny Oklak, chairman and chief executive officer. Matt Cohoat, executive vice president and chief financial officer. Bob Chapman, chief operating officer. and Randy Henry, assistant vice president of investor relations.

Before we make our prepared remarks, let me remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification of the REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity capital markets, and also other risks inherent in the real estate business. And for more information about those risk factors, we would refer you to our 10-K that we have on file with the SEC, dated March 1st, 2007.

And now for our prepared statement, I will turn it over to Denny Oklak.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thank you, Shona. Good afternoon, everyone. First of all, let me apologize for my voice today. I have been hit by one of those early Midwestern winter colds so I’m a little bit hoarse.

We’re very pleased to report another strong quarter of operating fundamentals. FFO per share was $0.68 cents, $0.01 above the top end of our quarterly guidance. This represents 4.6% growth over the third quarter of 2006. Year-to-date FFO of $1.93 represents an 11.5% growth over 2006. Overall leasing activity was again outstanding. During the quarter, we signed 10.8 million square feet of leases, our highest quarterly total ever. This included 5.2 million square feet of leasing in our new development pipeline. Leasing was particularly strong on the bulk industrial side with nearly 8.5 million square feet of leases signed. This activity translated into solid occupancy gains. Our stabilized in-service properties are now at 95.5% leased and stabilized bulk industrial is now at 97.3% leased. We also had an excellent quarter from a development standpoint. We started a quarterly record of 487 million of new developments. These projects are 48% pre-leased. Bob will give you more specifics about individual projects in a couple of minutes. On the disposition side, the environment clearly changed during the third quarter. Our perspective is that the market is tougher, but there is still a market. To give you some specifics on our transactions, first, we have been negotiating on our remaining Cleveland office portfolio since mid-August. We anticipate having a signed contract any day with a closing likely to occur in early 2008. This transaction has taken longer than we originally anticipated, and we estimate that the cap rates on these properties have increased by 20 to 30 basis points over where we originally anticipated.

On our industrial joint venture, we received several offers upon marketing in August with terms that were in line with our expectations.

As the capital market situation became more suspect, those offers were withdrawn. Those offers were from institutional investors who decided to refrain from making major investments in the fourth quarter. Based on feedback we received during the marketing process, we decided to separately market three of the properties in tertiary locations. Those are currently being marketed. We are continuing to work on the venture and are confident we will complete it most likely in early 2008.

The portfolio now consists of 4.1 million square feet of 100% occupied bulk properties in Phoenix, Dallas, Jacksonville, and Columbus, with average lease terms of 11 years. Overall, the disposition market has changed somewhat but has not gone away. Our estimate is that overall cap rates have moved by 25 to 50 basis points depending on property and location. We estimate that this movement in cap rates will reduce our margin on our held-for-sale properties back to where we have historically projected in the 10% to 20% range, down from recent averages of 20% to 30%. I would point out that this movement in cap rates is not the case for every transaction. For example, we began marketing an older industrial property in Atlanta leased to a single tenant in late July. We received seven offers and we closed this week. Our original estimate of cap rates was in the low sevens because of the age and functionality of the building. Our closing cap rate was 6.6%. I would also note that our return on cost for our held-for-sale pipeline is a solid 8.5%, which should still give us room for a significant margin. Now I will turn it over to Matt to discuss a few details of our quarterly numbers.

Thomson StreetEvents	www.streetevents.com	Contact Us	3

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Matt Cohoat  - Duke Realty Corporation - CFO

 Thanks, Denny.

A couple of items I would like to point out in our FFO for the quarter. First, lease buyouts were at $9.5 million for the quarter. $8.7million of that total results from a buyout of 140,000-square- foot lease in our Western office property in South Florida. The buyout was a result of a corporate acquisition. We view this as an opportunistic buyout because prior to the buyout, we were 98% leased in our South Florida office product and the tenants were $3 below market. We have good activity on re-leasing the space.

Next, interest and other income was up this quarter through interest realized on TIF notes owned by the company in connection with a development in St. Louis. Our development performance and related interest recognition far exceeded the original projections. Gain on held-for-sale properties represents the closing of one held-for-sale property in the quarter, just as we expected. As Denny mentioned, we continue to execute through these more challenging capital markets and anticipate greater gains in the fourth quarter.

Finally, G&A was down to $3.8 million for the quarter, significantly below our quarterly norm. This is a result of capitalization of overhead related to our significant leasing and construction activity during the quarter. We expect the quarterly G&A for the fourth quarter to return to a more normal level and anticipate we would be near the midpoint of our $33 to $38 million guidance for the year.

Regarding the fourth quarter, please let me remind you that we recently redeemed $132 million of preferred B shares. This redemption results in a $3.4 million non-cash charge to the fourth quarter. One last thing I would like to point out is a new schedule we have added to the supplemental package. On page 33, we have broken out our under-development pipeline by product type. We believe this will provide with you more clarity into our pipeline and our yields on those projects. As you can see on page 33, our overall yield is 8.85%, with held for rental being 9.19%, and held for sale being 8.36%. In the held for rental pipeline, you can see that the 8.7 million square feet of bulk industrial has an 8.7% yield, the 2.2 million square feet of office has a 9.8% yield, and the 530,000 square feet of healthcare is right at 9%. We hope this schedule is helpful.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thanks, Matt.

Now, Bob is going to give you an update on market activity and development throughout our system. Bob?

 Bob Chapman  - Duke Realty Corporation - COO

 Thanks, Denny.

Well, Denny noted the activity in the third quarter was great for both leasing and development. Looking at some key development starts during the quarter. In Columbus, we signed two bulk industrial build-to-suit transactions. First was a 1.1 million-square-foot building for Kellogg’s on a ten-year lease, and then, second was an 800,000-square-foot project for Restoration Hardware on a 15-year lease. Both these projects are in our new West Jefferson Industrial Park. We also signed a build-to-suit deal with Verizon in our Aspen Grove park in Nashville. This project is an 80,000-square-foot office project with a 10-year lease to Verizon. We also started our joint venture office project in Buckhead in Atlanta. Our partner in the office project, Pope and Land, is another developer with a long history in Atlanta. This building is part of a larger mixed-use project with residential developers Post Properties in Novarro. The office portion will be 425,000 square feet and will be completed in 2009. This is our first project in Buckhead, and we believe the site provides some of the best office access in Buckhead, right on the Buckhead loop adjacent to Simon’s Phipps Plaza.

From an overall leasing perspective, all of our markets are solid. Some highlights are as follows. In Indianapolis, we had two million square feet of gross lease assigned during the quarter as our 17 million-square-foot industrial portfolio occupancy increased over 125 basis points to 96.3%, and our three million-square-foot office portfolio occupancy was up 80 basis points to 95.2%. In Atlanta, strong office and industrial activity as our overall portfolio occupancy increased 165 basis points from 95%. I think that’s an all-time high for our Atlanta office portfolio and industrial portfolio. The suburban Atlanta office markets have tightened over the past six months as rents are moving up slightly and concessions seem to have dropped off. The industrial market is finally showing some signs of life after being in the doldrums for the past six to nine months. Fortunately, our industrial portfolio of over seven million feet is now 97% leased. Our Chicago portfolio occupancy increased over 200 basis

Thomson StreetEvents	www.streetevents.com	Contact Us	4

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

points to about 98%, led by our industrial at 100%. Nice, steady activity in most industrial submarkets. Our Riverway O’Hare office buildings are almost 100% leased. In Columbus, we leased a total of 2.7 million square feet during the quarter, a new record for Columbus by a long shot, led by the Kellogg’s and Restoration Hardware build-to-suits I mentioned earlier. Only two major build-to-suits have been done in Columbus so far this year, and we are doing both of them. In addition, we leased 625,000 square feet to Whirlpool at our Rickenbacker project. Office occupancy did drop slightly due to two lease terminations of 50 and 75,000 square feet during the quarter, but we are optimistic about re-leasing that space.

Companywide, we have only two industrial portfolios out of 13 where occupancies are below 95% leased. St. Louis and Cincinnati, both of which are 94.6% leased. In St. Louis, we increased that portfolio’s occupancy by 317 basis points during the quarter, highlighted by two new leases of over 100,000 square feet each. In Cincinnati, occupancy dropped slightly primarily because of two lease expirations totaling close to 200,000 square feet, but we have great activity on both of those spaces. On the office side, only the Nashville and South Florida portfolios are below 90%. In Nashville, we have a one million-square-foot portfolio, and that’s been hampered by a couple of vacancies in our Lakeview office property near the airport. The South Florida drop is almost entirely attributable to the 140,000 square foot KOS pharmaceutical lease-buyout which we did during the quarter. And as Matt mentioned, we expect to quickly re-lease the space with rents over 3% higher than they were paying. I’d particularly like to point out activity in Dallas Industrial. During the past 12 months, we completely restarted over 6.7 million square feet of new projects. In those projects we signed 3.8 million square feet of leases. We acquired the land for our Point West project on I-35 late last year, and we now have 1.8 million square feet of bulk product under development which is already 50% leased.

With that, I will turn it back to Denny.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thanks, Bob.

As we announced yesterday, our guidance for the fourth quarter is for FFO per share of $0.78 to $0.82. That guidance assumes we close some but not all of the held-for-sale land and lease-buyout transactions we are currently negotiating. We also provided 2008 guidance of $2.80 to $3.00 of FFO per share. We will provide detailed information on the operating assumptions in our 2008 guidance at our investor conference in a few weeks. From a high level stand point, the guidance assumes we maintain our solid occupancy and have same property growth in the 1% to 3% range. It also assumes a modest increase in new development starts over 2007 levels. On the disposition side, it assumes our capital needs are primarily funded through the continuing held-for-rental and held-for-sale dispositions. On the held-for-sale gains side, it considers only projects in the current pipeline, and we have adjusted the assumed cap rates to where we believe the market is today. As you can see from our third quarter results, our business continues to be very strong. At this point in time, we have no indication that business is slowing down, but we are being more cautious on speculative development. We are confident that our plan will continue to provide us with excellent opportunities for 2008 and beyond.

And with that, we will open it up for questions.

QUESTION AND ANSWER

Operator

 ( Operator instructions )Paul Ardonato with BMO Capital Markets, the line is open.

 Paul Ardonato  - BMO Capital Markets - Analyst

 Denny, I was wondering if you could just follow up on the last comment that you made, that is, no indication that things are slowing down but you are being more cautious on spec developments. What kind of lag should we expect, or have you seen in your years in the business between what some might see as economic slowdown and actual slowdown in your business?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, typically going into a downturn, I would say, is our business is usually pretty good up until right about the time that, especially on the industrial side, right about the time the downturn happens, and even just shortly after that. So the industrial kind of lags, the downturn just a little

Thomson StreetEvents	www.streetevents.com	Contact Us	5

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

bit. The office is pretty much right in line. If the office market and the economy turns down, the office leasing activity, we think, will follow very quickly.

Bob, I don’t know if you have any other thoughts on that.

 Bob Chapman  - Duke Realty Corporation - COO

 No, I would agree with that. We are being very cautious, Paul, about the speculative development, particularly on the office side right now.

 Paul Ardonato  - BMO Capital Markets - Analyst

 Okay. And I guess a related question, I was wondering if you could just comment on spreads on your value-added pipeline. It looks like,comparing quarter to quarter, that the stabilized returns may have dipped a little bit. I don’t know if that’s just the mix. I was wondering if you could give us a little bit of color there.

 Denny Oklak  - Duke Realty Corporation - CEO

 Paul, I would say that most of that is the mix. As Bob said, we are being a little bit more cautious on office speculative starts now so more of our portfolio is on the industrial side which had a little bit lower yield as you well know. Hopefully that new schedule that we put in that shows the mix by product type on page 33 will help you monitor that going forward.

 Paul Ardonato  - BMO Capital Markets - Analyst

 Okay. Thank you.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thanks, Paul.

Operator

 Next question comes from Jamie Feldman from UBS.

 Jamie Feldman  - UBS - Analyst

 Thank you. So, as I’m looking at the value creation pipeline, if you were to compare — I guess the question is, how much of the assets have been pushed back versus the new for this quarter?

 Denny Oklak  - Duke Realty Corporation - CEO

 Pushed back?

 Jamie Feldman  - UBS - Analyst

 I’m just trying to get a feel for how slow things really are in terms of what you can sell and how bad things have dropped off.

Thomson StreetEvents	www.streetevents.com	Contact Us	6

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - CEO

 I see what you mean. So when our property held for sale, how much we pushed back. There isn’t a lot at this point in time that I would say was pushed back from the third quarter to the fourth quarter. In our original projections, we didn’t really anticipate a big third quarter, as we mentioned. We’ve already said that the held-for-sale gains during the fourth quarter were going to be our big quarter, and that is what we still anticipate. As you look at that, of the $1 billion of a little over $1 billion in held-for-sale pipeline, about $500 million of that is completed and $500 million is still under development. Some of those completed projects we knew wouldn’t be sold immediately upon completion, so they will be sold over the next 12 to 18 months, mostly earlier. But, in particular, to give you some examples, there’s a couple of retail projects in that pipeline that are completed, but generally, it takes a little while after completion to stabilize the retail projects and make sure that the tenants sales numbers are coming in, and those are the kind of things that you need before you dispose of the retail projects. So we have about $500 million of completed projects today and, again, at this point in time, we believe those would be disposed of in the ordinary course.

 Jamie Feldman  - UBS - Analyst

 Okay. And then, in terms of your outlet for market rank growth in office and industrial, where would you put that for 2008?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, we had pretty solid rent growth in 2007, so far as you can see on our renewal analysis with 7.6% for the third quarter on the rolls and over 5.25% on year-to-date. At this point in time, we would anticipate that you’re going to continue to see those type of increases headed into 2008, and, again, that mainly comes from the fact that if you look at the occupancy levels today in our portfolio, in specific but also in general in the markets we’re operating in, the occupancy levels are very high, which generally will lead you to some rental rate increases.

 Jamie Feldman  - UBS - Analyst

 And then in terms of competitiveness supply in general market conditions, where are you concerned about?

 Denny Oklak  - Duke Realty Corporation - CEO

 Bob, do you want to take that one?

 Bob Chapman  - Duke Realty Corporation - COO

 I think— I’m sort of trying to think how to rank them, but Atlanta has seen a lot of new supply on the industrial side, as I mentioned in the remarks. We’re glad to see a pickup in some activity. So we are encouraged by that, but there’s been 8 or 9 million square feet of new product, of industrial product, put in line in Atlanta over the last 12 months. And so that’s probably number one. Number two, in Chicago a lot of new product there that’s been put online. On the office side, they are really—I don’t see any major oversupplies. It will be really more of a demand question than an oversupply question. And so that’s why we are a little more cautious.

 Jamie Feldman  - UBS - Analyst

 Okay. And then finally, have you had any material changes to your credit watch list this quarter?

 Bob Chapman  - Duke Realty Corporation - COO

 No, we have not, Jamie. We really have no problems in that area.

 Jamie Feldman  - UBS - Analyst

 Thank you very much.

Thomson StreetEvents	www.streetevents.com	Contact Us	7

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

Operator

 Next question comes from Chris Haley’s line from Wachovia.

 Chris Haley  - Wachovia Securities - Analyst

 Hi, Denny. I hope you feel better.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thanks, Chris.

 Chris Haley  - Wachovia Securities - Analyst

 A question on the mix comment. How do you—can you refresh my memory in terms of how you might determine the movement from held-for-rental versus sale and what type of fluctuations have occurred between those over the year? What might drive that, I guess, as well?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, typically, what we’ve—our deciding factor really has been what our anticipated stabilized yield would be on those properties, if you will. And what we have done is on the lower yielding projects, those are not ones we wanted to use our internal capital on, so we put those in our held-for-sale pipeline and sold those properties. And then the determination—also the determination of what we—of what yield we would take is looking at the margin we think we can get on those if we do hold them for sale.

And just again, if you look at our pipeline today on the held-for-sale, we’ve got about 3.5 million square feet in the industrial side. This is at an 8% yield. And today I would tell you, we feel very good about it getting at least a seven cap on those. So there’s at least 100 basis point spread. Probably a little bit more than that when you look through that portfolio. Same thing on the office side. We’ve got about 1.1 million square feet in the held- for- sale and our estimated stabilized yields on those projects are 8.73%. So, again, we feel like we got an easy 100 basis point margin on there. And a number of those projects are in Dallas where we’ve got some projects under development on the office side, but as you know, it’s not our intent to hold those down in Dallas.

 Chris Haley  - Wachovia Securities - Analyst

 Pardon my interruption, Denny. So you make the determination initially but you can also make that determination through the process, and if a project—if its rate of return might decline either due to market conditions and/or leasing times or the scope of the project changes, you can make the determination to move that into properties held for sale. Is that correct?

 Denny Oklak  - Duke Realty Corporation - CEO

 We can do that but I will tell you at least 90% of the decisions are made up front, usually.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. And just to make sure I’m okay with the numbers that you are providing in your additional disclosures on 33 regarding the under-development pipeline. Those are not adjusted for your joint venture partners per rata share, correct?

 Denny Oklak  - Duke Realty Corporation - CEO

 That is correct.

Thomson StreetEvents	www.streetevents.com	Contact Us	8

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Chris Haley  - Wachovia Securities - Analyst

 Okay. And then the comparable number that you are offering in this pipeline of $1.3 billion, how does that reconcile back to—I can see how it reconciles back to 32, page 32. How does that reconcile back to 31?

 Bob Chapman  - Duke Realty Corporation - COO

 Chris, the difference is about $500 million of held-for-sale property that Denny mentioned earlier that are in service that are not on page 33. They’re in our pipeline still to sell but they are not under development. They are completed and we’re just waiting for them to stabilize or waiting to market those.

 Chris Haley  - Wachovia Securities - Analyst

 So, those would be properties that would be included in the upper half of page 32 of your supplemental?

 Bob Chapman  - Duke Realty Corporation - COO

 No. No. They are not in any—in either of those schedules. They are just in a separate category of held-for-sale properties completed, in-service, and added to— they are added to the $550 million on page 32, to get to the 1,000,000,076 on page 31.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. I think I followed that. Maybe I will follow offline.

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes, Chris, I think what we will do is add one more piece of disclosure here that shows of that pipeline, on page 31, the in-service projects that are held for sale. And I think that will help you.

 Chris Haley  - Wachovia Securities - Analyst

 That would be helpful.

 Denny Oklak  - Duke Realty Corporation - CEO

 Okay.

 Chris Haley  - Wachovia Securities - Analyst

 And if I could just stay on page 32, if I can. The time lag that you might be assuming for initiating new development projects implicitly is extending based upon your higher level of reticence to start a spec project, particularly an office.

But if I look at your leasing activities on the ‘06 deliveries or the ‘07 deliveries, in most cases it’s been pretty good, but obviously the leasing assumptions that you may have used a year ago may not apply today. Could you attempt to quantify using Bob’s comments, how might you be adjusting your underwriting, say, in Atlanta industrial project today versus a year ago, or other XYZs soft market, how you might be adjusting your underwriting.

Thomson StreetEvents	www.streetevents.com	Contact Us	9

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - CEO

 I will let Bob follow up. But my first comment would be—we typically have some underwriting guidelines and standards as to the lease-up schedule. I mean, we look very closely at when we think the projects will be leased. And for the most part, we basically never assume they’re going to be fully leased upon completion. It varies from–on the industrial side, probably, 12 to 18 months after completion. On the office side, probably more like 18 to 24 months after completion. And that’s typically how we underwrite the deals to come to those yields that those projects won’t stabilize for that period of time. So, Bob, any thoughts today on how we are looking at those any differently?

 Bob Chapman  - Duke Realty Corporation - COO

 About the preleasing component or more of preleasing before we break ground?

 Denny Oklak  - Duke Realty Corporation - CEO

 Uh-hmm.

 Bob Chapman  - Duke Realty Corporation - COO

 On a project?

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes.

 Bob Chapman  - Duke Realty Corporation - COO

 It would be 25%, 30% on office project. That’s the—but the lease up period, Chris, are generally probably the same. Maybe adding a little bit more time on the office side right now.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. That’s helpful. Thank you.

 Bob Chapman  - Duke Realty Corporation - COO

 Thanks, Chris.

Operator

 Your next question comes from Sloan Bohlen.

 Sloan Bohlen  - Goldman Sachs - Analyst

 Good afternoon, guys. A question for Bob, kind of along the same lines of Chris’ question. Could you characterize the leasing in the quarter from industrial tenants? Just sort of give me the outlook for the U.S. consumer and sort of the drop in imports that we have seen recently.

 Bob Chapman  - Duke Realty Corporation - COO

 I don’t follow your question. The increase? Could you repeat your question? Sorry, I couldn’t follow it.

Thomson StreetEvents	www.streetevents.com	Contact Us	10

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Sloan Bohlen  - Goldman Sachs - Analyst

 Sure. Just the level of demand you are seeing on the industrial side, given the outlook for the U.S. consumer, whether you expect that to slow in the future or just what the characteristics of the leases signed in the quarter were?

 Bob Chapman  - Duke Realty Corporation - COO

 It’s very, very strong. I’ve said probably more than once, there always seems to be a disconnect in the real estate market, and right now, the disconnect is between the fundamentals, the basic fundamentals on the leasing side, particularly on the industrial side, are incredibly strong. They stay strong. They were strong at the end of the quarter, and they have been strong for the last 30 days, and the disconnect is with the capital markets, obviously, which has been going the other way. It’s still, very, very strong on the industrial side. We have seen maybe a little bit of slowdown in the office side, but not much.

 Sloan Bohlen  - Goldman Sachs - Analyst

 Okay.

 Denny Oklak  - Duke Realty Corporation - CEO

 And I would just point out to that. Bob mentioned the two, large build-to-suits that we did over in Columbus, really with consumer products companies in Kelloggs and Restoration Hardware. So those companies are making commitments to new distribution space.

 Bob Chapman  - Duke Realty Corporation - COO

 And Whirlpool, too, Denny.

 Denny Oklak  - Duke Realty Corporation - CEO

 And Whirlpool, yes.

 Sloan Bohlen  - Goldman Sachs - Analyst

 And for Denny, in the past, you guys have talked about expanding into new markets. I just wonder what your thought is on that given how things have changed.

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, we have done a lot of expansions throughout the last two years or so, 18 months to two years. As you know, we are in—the real new markets that we are in are in Houston, Phoenix, and Southern California. We’re under development and have leasing going on in Houston and Phoenix, and those markets are fine. We are—we’ve now closed on some industrial land in Southern California and have a couple pieces under contract. So we’ll be starting some industrial development in the Inland Empire early in 2008. And the only other thing—the couple of other things that we have done, we have hired an individual to cover San Antonio and Austin. We have got—as you know, we have got a big presence in Dallas, and the Dallas office is working closely with our Houston office, and they will be working closely looking for some opportunities in San Antonio and Austin. And then we have brought on an individual up in Seattle, who has had about 15 to 20 years experience in the Seattle real estate market, and we are beginning to look at some opportunities there. So for the most part, I think that’s the new market expansion that we’re going to undertake for a while. Obviously, pending what does happen with the economy, looking into 2008, we’ll monitor that situation closely, but there’s a lot on the plate to continue to get those markets up and running and stabilized.

Thomson StreetEvents	www.streetevents.com	Contact Us	11

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Sloan Bohlen  - Goldman Sachs - Analyst

 But have you guys bookmarked an amount of capital that you guys have deployed in those markets in 2008 yet?

 Bob Chapman  - Duke Realty Corporation - COO

 In 2008, I would tell you that those new markets are probably going to represent about 30% to 35% of our new development starts when you look at those in total.

 Denny Oklak  - Duke Realty Corporation - CEO

 Sloan, were you talking about just Seattle and Austin and–

 Sloan Bohlen  - Goldman Sachs - Analyst

 Yes, just the brand-new markets. Where you don’t have positions yet.

 Denny Oklak  - Duke Realty Corporation - CEO

 Okay, well Seattle and Austin, San Antonio, I would say we would probably be looking at $100 to $150 million, possibly, of capital deployed in those markets in 2008.

 Sloan Bohlen  - Goldman Sachs - Analyst

 Okay. Thank you very much.

Operator

 Next question comes from Mike Bilerman from Citi.

 Michael Bilerman  - Citigroup - Analyst

 Good afternoon, guys. [John] is on the phone as well. Going back to the held-for-sale assets that have already been delivered, that’s $526 million, what is the estimated stabilized yield on those and where are you right now from a percent-leased perspective?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, what I would tell you—I don’t know that I have those exact numbers in front of me. Do you, Matt?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes.

 Michael Bilerman  - Citigroup - Analyst

 Do you think it’s north of the 8.4 or south of the 8.4 that’s in the pipeline right now?

Thomson StreetEvents	www.streetevents.com	Contact Us	12

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes, I got the answer. I don’t think it’s significantly different than the overall portfolio. I think it’s right in that line of about 8.5%.

 Randy  - Citigroup - Analyst

 Hi, Denny. It’s Randy. There are about 8.5%?

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes. And they are about 70% leased.

 Randy  - Citigroup - Analyst

 And how would that break out between the different platforms, and what would be your net share of that 526?

 Denny Oklak  - Duke Realty Corporation - CEO

 It’s—just a rough estimate. We can get more refined numbers. It’s approximately about a half (inaudible) distribution of which the majority of that is wholly owned. And then 40% suburban office, which is all wholly owned, and health care makes up the other 10% that’s all wholly owned.

 Randy  - Citigroup - Analyst

 You are talking about some retail projects, also. Is that the retail projects that are in the future pipeline?

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes.

 Randy  - Citigroup - Analyst

 Okay.

 Michael Bilerman  - Citigroup - Analyst

 And when you think about your share of that, is it about half or is it greater?

 Denny Oklak  - Duke Realty Corporation - CEO

 It’s greater because there are quite a number of—there are some joint venture projects in there, but there are a number of wholly owned. So it’s more—more than half of that is our share.

 Michael Bilerman  - Citigroup - Analyst

 And for these assets, they’re effectively–now they’re effectively dilutive, right? You stopped capitalization. They are running through your income statement at 70% lease effectively, right?

Thomson StreetEvents	www.streetevents.com	Contact Us	13

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - CEO

 They are not dilutive. Initial year of occupancy, we continue to capitalize on the vacant space for the first year or so, and those cost of—going into the basis that will come out of the margin on the sale, and they will be sold before they would become dilutive. So they are really accretive on the portion that is leased.

 Michael Bilerman  - Citigroup - Analyst

 On the portion that’s leased. Okay. Matt, maybe you could just go over—you talked about how the G&A, you were able to capitalize more on this quarter given the record volume of leasing, as well as the pipeline. Can you just share with us—you know, this is obviously been a volatile number over the years, what sort of the capitalization policies do you follow when it comes to overhead?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Well, sure. Sure. It’s–and it always will be volatile on a quarter-by-quarter basis, but it will average out and be fairly stable on an annual basis year-to-year. So what we do is use a process of established—looking at all of our departmental cost across the organization, and taking those departmental cost and allocating them to the different operating divisions based upon the time studies that are done internally that indicate where people are spending their time, and then on those allocations, we establish standards that are utilized to match up the overhead allocation with the activity as it occurs.

 Michael Bilerman  - Citigroup - Analyst

 And so the big change relative—I think last quarter you talked about a $9 to $10 million G&A number per quarter. The big change is just much bigger leasing volume than you had anticipated and that where you capitalize more towards the leasing professionals?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Towards the leasing activity, yes. And it’s—the 9 to 10 was not an indication of what would happen this quarter, but that of a run rate when everything is equal, but that 9 to 10, you have to look at that more on a $36 to $40 million annual level than a 9 to 10 quarterly because it’ll fluctuate dramatically quarter to quarter.

 Michael Bilerman  - Citigroup - Analyst

 Right. And maybe if you could just [go over] guidance, your fourth quarter 78 to 82, and next year, $2.80 to $3, maybe you can just break out the more volatile or income [streams], land sales, the development profits, lease termination fees, so we can just get a sense of where those may come out.

 Denny Oklak  - Duke Realty Corporation - CEO

 We don’t have that to go through today, Michael. We’re going to go through that in detail when we get together in December.

 Michael Bilerman  - Citigroup - Analyst

 How about for the fourth quarter?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, I would just add for the fourth quarter, I think that, again, when you look at our core operations, we are getting some growth in there on the same stores. So the core operation will be at a little bit in the fourth quarter. Service operations have been very strong so they will be solid again in the fourth quarter. We have said, again, all along that we’ll have higher held-for-sale disposition gains in the fourth quarter, and we believe that that will be the case, and land sales will track along similar to where we have been, say, on an average quarterly basis with some potential for some upside on those land sales, I would say.

Thomson StreetEvents	www.streetevents.com	Contact Us	14

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Michael Bilerman  - Citigroup - Analyst

 And on the development, specifically, where are you looking to sell and at what margin? And how much of that has already been completed and how much are you forecasting to complete?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, anything we are estimating to sell in the fourth quarter has been completed already for the most part. I mean, it’s actually—yes, by the beginning of November, it was completed. So there’s nothing that we’re looking at completing and then selling, really. Again, on the—I don’t have the total proceeds we’re estimating, but we are—we have adjusted all of our cap rates and our margins in our guidance to where we think they are today, not where they were maybe three or six months ago.

 Michael Bilerman  - Citigroup - Analyst

 And I guess just going on that point, if most of the deals for the fourth quarter are already done, you didn’t have much in the third quarter but that one asset, what were the sales like? Give us a little bit of flavor, those developments that you did sell that are going to generate—I mean, it looks like, probably, $20 to $30 million in gains if you break down the guidance and work backwards? What were the sales like? What were the margins? What were the cap rates? What was the buyer list?

 Matt Cohoat  - Duke Realty Corporation - CFO

 Well, a couple of points and then Denny will speak a little bit more to the details there. One is on the guidance, and the increase in this quarter—in the fourth quarter over the third quarter, it’s not that it’s all going to come from held-for-sale gains. As Denny mentioned in his remarks, it’s going to come through a combination of held-for-sale gains, land-sale gains, continuing improvements in the service operations and our property NOI and also the potential for one or two lease buyouts. The other thing is in the third quarter we had—we really had $110 million of property sales and one of them happened to be held-for-sale, but the sale activity was very, very strong. And our margins overall, we had 27% margins on our held-for-sale activity and 34% margin over our gross basis on our held-for-rental activity. So it was actually a very, very strong quarter for property sales, more than we had in the second or the first. Specifically, what’s going in to the fourth quarter, there’s—it’s really—well, Denny is better to speak to that detail than me.

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes, I mean, there’s a couple. There was a build-to-suit or an empty building, a spec building that we built in Chicago, an office building, and a tenant came in and bought it from us. We were intending to hold it for sale, and the tenant has come in and bought it from us. And that was closed. We had a build-to-suit office building for a major customer over in Columbus, and that one will close next week. It’s 100% leased-long-term building. And the buyer is hard on $3 million on that project. So that will close next week. We have an industrial building in Chicago that due diligence is being finalized. We have an industrial building in Dallas that was on a ground lease at the airport that we had originally anticipated to sell. And that one is just about under contract, but it’s fully leased so it will be an easy closing. So those are just examples of the type of things that we have scheduled for the fourth quarter, Michael.

 Michael Bilerman  - Citigroup - Analyst

 Okay. On the lease buyout, the 140,000 square feet in South Florida, when did that lease, or when did the tenants stop paying rent effectively in terms of an impact? And what was the rent levels?

 Denny Oklak  - Duke Realty Corporation - CEO

 The termination was effective right at the end of the quarter.

Thomson StreetEvents	www.streetevents.com	Contact Us	15

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Michael Bilerman  - Citigroup - Analyst

 And the per square foot on the rent?

 Denny Oklak  - Duke Realty Corporation - CEO

 Bob, do you remember the Westin buyout, what their per-square-foot rent was?

 Bob Chapman  - Duke Realty Corporation - COO

 They’re paying $13—in the $13 to $14 per foot net range.

 Denny Oklak  - Duke Realty Corporation - CEO

 And we are re-leasing it, Bob, at—

 Bob Chapman  - Duke Realty Corporation - COO

 $15, $19, $20.

 Denny Oklak  - Duke Realty Corporation - CEO

 And we’ve already had some pretty good activity on that, right?

 Bob Chapman  - Duke Realty Corporation - COO

 Yes. Yes, we signed a couple of leases.

 Michael Bilerman  - Citigroup - Analyst

 Okay. And the last one, just on the term fees. I think, Denny, you said there would be some term fees in the fourth quarter. What sort of magnitude are we talking? Similar to the third quarter or more towards what was in the second and the first quarter of $2 to $3 million?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, Michael, I can’t say for sure today, to be honest with you. There are a couple of big ones that we are talking to some people about, but we don’t have anything signed.

 Michael Bilerman  - Citigroup - Analyst

 Well, it’s embedded in your $0.78 to $0.82 guidance.

 Bob Chapman  - Duke Realty Corporation - COO

 Well, there’s enough to match up with what we think will happen on the held-for-sale gains and land-sale gains to get to the guidance.

Thomson StreetEvents	www.streetevents.com	Contact Us	16

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes. As I said in my prepared remarks, we’ve a got a lot going on on land sales, we’ve got a lot going on held-for-sale and a lot going on on lease-buyouts. And our guidance assumes that we close some but not all of those transactions in the fourth quarter.

 Michael Bilerman  - Citigroup - Analyst

 Right. So it just becomes a mix issue.

 Denny Oklak  - Duke Realty Corporation - CEO

 It’s a mix issue, yes

 Michael Bilerman  - Citigroup - Analyst

 Okay. Thank you.

Operator

 David Collins from Morgan Stanley, your line is open.

 David Collins  - Morgan Stanley - Analyst

 Good afternoon. Just a couple of quick follow-up questions.

 Denny Oklak  - Duke Realty Corporation - CEO

 Hi, David.

 David Collins  - Morgan Stanley - Analyst

 On the capitalized G&A again, if I look at your—the leases that you signed during the quarter wasn’t higher than 2Q levels, and your development pipeline also did not increase at least to the proportion that your capitalized G&A seemed to increase. Can you just–I’m just not sure why the capitalization would have been so dramatic given that.

 Denny Oklak  - Duke Realty Corporation - CEO

 I think that when you’re looking at the new leasing activity and the renewal activity within the supplemental package, keep in mind—it’s footnoted along there—that that does not include the under-development activity, and that’s really the big difference. There were substantially more under-development leasing activity in the third quarter than in previous quarters.

 Bob Chapman  - Duke Realty Corporation - COO

 Yes, $5 million of our $10.8, a little more than $5 million, was in the new development portfolio.

 David Collins  - Morgan Stanley - Analyst

 Okay. And so did you expect this level of capitalized G&A when you were doing your third quarter budgeting?

Thomson StreetEvents	www.streetevents.com	Contact Us	17

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Denny Oklak  - Duke Realty Corporation - CEO

 What we expected, though, is to be $35 to $38 million for the year, knowing that it would average out, that it would be volatile quarter-to-quarter, but we’d end up in the middle of that range.

 Michael Bilerman  - Citigroup - Analyst

 I guess what I’m asking is, if you are looking at your third quarter results, where did you kind of fall short? And then, clearly, the transactional activity was probably lighter than you were originally budgeting. This capitalized G&A may have been a positive offset. Can you tell me about where results differed from your original budgeting?

 Denny Oklak  - Duke Realty Corporation - CEO

 I would have to say, again, when we do an original budget, we know one thing for sure, that it’s not going to end up that way because things change constantly. But when you look at the third quarter, just going back to the original budget, I would say that clearly, just from some timing issues, probably, our held-for-sale gains were a little bit lower in the third quarter than we would have estimated originally. And, again, the lease buyouts were a little bit higher to offset that with the one we did in South Florida. So those were probably the two major areas that flip-flopped back and forth a little bit.

 Michael Bilerman  - Citigroup - Analyst

 Okay. Just—can you talk about—if I were—I look back in your second quarter supplement and it said that you expected two million square feet of developments to be placed in -service during the third quarter, but I notice only one million square feet placed in-service, or maybe you already talked about this. What happened to the other million square feet? It looks like 4Q went up. Were there delays in some of those held-for-rental developments?

 Denny Oklak  - Duke Realty Corporation - CEO

 You know, it really—when we look—we are estimating quarter to quarter. A lot of it depends on the state we think we are going to get a certificate of occupancy, and when we estimate that it will be the 30th of the month and instead it becomes the first of the next month. It can flip. So this was just in due course. Nothing was delayed for any kind of a significant operation or construction tendency. It was just the timing of completing it and getting a certificate of occupancy on a couple of buildings. Keeping in mind that when one of those is a bulk distribution building of 750,000 feet, in a day there can flip the majority of that.

 Michael Bilerman  - Citigroup - Analyst

 All right. Just a last question. Your lease terms on your leases seemed a lot lower than the past couple of quarters. Is that being driven by you or the tenants?

 Denny Oklak  - Duke Realty Corporation - CEO

 It’s really just an average of about—in our renewals there was a 70 or so—60 or 70 of those renewals. We have three, large bulk distribution tenants that are good long-term customers of ours that we’re working with, and with one year renewals on them that were about one million feet at average, It brought down down the average overall, but it’s not being—for the most part, a lot of our renewals are in that five-year range.

 Michael Bilerman  - Citigroup - Analyst

 All right. Thanks a lot.

Thomson StreetEvents	www.streetevents.com	Contact Us	18

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

Operator

 Lou Taylor, from Deutsche Bank in Atlanta, Georgia.

 Lou Taylor  - Deutsche Bank - Analyst

 Thanks. Okay, so I only have one question, fortunately. Denny, can you talk about your ‘08 development starts in terms of, kind of, how is the mix likely in a way is going to be different than ‘07 in terms of market and property type?

 Denny Oklak  - Duke Realty Corporation - CEO

 Sure. In looking across the system, I would say it’s not going to vary a lot, but what will happen is we’ll probably have a little bit more industrial starts. As I said, the build-and-suit business has been very strong, as you can see on the industrial side. We’ll—I believe that our health care development starts will increase in 2008 over what they are in 2007. Clearly the Bremer group is being more and more integrated with Duke and they are increasing their geographic expansion. So the opportunities that we are seeing from the health care group continue to grow. So there will be a higher level of health care. Then when you look geographically, Lou, as I said, we’ll start a couple of distribution buildings in Southern California. These are one, offsites where we can build distribution buildings in the 350 to 450,000- square-foot range. And I’m sure you know, when you build a distribution building in Southern California, it’s more extensive than most of our office buildings in the Midwest. So those numbers start to add up pretty quickly. So those are the type of things that we are looking at.

 Lou Taylor  - Deutsche Bank - Analyst

 Thank you.

Operator

 Scott Conrad, FDR, the line is open.

 Scott Conrad Analyst

 Hi, good afternoon. Thank you for taking my call. It looks like there’s been a fair amount of slippage in the development pipeline, particularly on the held-for-rental. It looks like about 350,000 square feet of office and 1 million square feet of industrial that was to be put in in the third quarter, and now it looks like the in-service states are in the fourth quarter. East in Park 27, Kingsley, Sam Houston in Westmont. Is there an explanation for that? Is that typical? And if not, why did these fall back?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, that goes back to Matt’s comments that something can be finished. We think it can be finished about the end of the third quarter, and it really gets finished and we get a CO, certificate of occupancy, in the early fourth quarter. It’s just kind of hard on these developments to exactly figure out when the final completion is going to be, but all the projects are right on schedule. There’s nothing really, really lagging behind.

 Scott Conrad Analyst

 And are these financed by a line of credit or is there construction financing?

 Denny Oklak  - Duke Realty Corporation - CEO

 Primarily, a line of credit.

Thomson StreetEvents	www.streetevents.com	Contact Us	19

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Scott Conrad Analyst

 Okay. And real quickly, do the time—could you just update us on the Baltimore project? It looks like the first two buildings are scheduled to go into service in the first quarter of ‘08.

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes, Bob, do you want to do that?

 Bob Chapman  - Duke Realty Corporation - COO

 We have two buildings that are under construction there coming in service like you mentioned, and we have good solid leasing activity on both of them. But, actually, we are going to be signing a lease here in the next couple of weeks for half of one of the buildings.

 Scott Conrad Analyst

 That will be the first one?

 Bob Chapman  - Duke Realty Corporation - COO

 That will be the first lease.

 Scott Conrad Analyst

 Okay.

 Bob Chapman  - Duke Realty Corporation - COO

 But they’ll be signed before they’re put in service.

 Scott Conrad Analyst

 Right.

 Bob Chapman  - Duke Realty Corporation - COO

 The activity has been phenomenal. You know, it’s a great, great project. We are really excited about it.

 Scott Conrad Analyst

 Great. Thanks a lot.

 Denny Oklak  - Duke Realty Corporation - CEO

 Sure, Matt.

Operator

 Chris Pike from Merrill Lynch.

Thomson StreetEvents	www.streetevents.com	Contact Us	20

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Chris Pike  - Merrill Lynch - Analyst

 How are you guys doing? Maybe Bob or Denny. Back to your comments a while back in terms of the fundamentals, you guys talked about a dislocation–or Bob, you did—a dislocation between capital markets and the industrial markets. Do you see any dislocation between the industrial markets and the transports? We have been watching rail volumes, LTL volumes, even like TEU volumes coming into LA, and by most accounts things are soft. So what’s supporting the industrial absorbsorption while at the same time, the transportation of these goods is flat and in most cases down?

 Bob Chapman  - Duke Realty Corporation - COO

 Well, I don’t follow the rail volumes. Maybe you should send me those statistics. That sounds pretty interesting. The statistics I have seen on Houston, on Savannah, Norfolk are all up, in terms of container volumes. So I can’t really speak to L.A.-Long Beach. But these consumer goods companies are still very strong. Kellogg’s, Restoration Hardware. And a little bit of its consolidation of their facilities and–they’re always trying—there’s definitely a trend towards bigger facilities rather than smaller as evidenced by the 1.1 million square feet that Kellogg’s is doing in Columbus. So I think it’s probably a combination of things that’s driving the demand.

 Denny Oklak  - Duke Realty Corporation - CEO

 Do you have anything to add to that?

 Bob Chapman  - Duke Realty Corporation - COO

 No, not really.

 Chris Pike  - Merrill Lynch - Analyst

 Okay. And I guess back to Matt maybe or Denny. You guys talked about—a follow-up to Michael’s question. You talked about the land sales. I guess in Q4, if you take an average of what we have seen this year, it’s about 6 million and yet in the first quarter you had a big chunk and it has kind of flattened off. Is 6 million a good number?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, I would say that when you look at that average for the year, there’s probably— Matt, 40 transactions in that volume for the year, of different land sales?

 Matt Cohoat  - Duke Realty Corporation - CFO

 We had a big one in the first quarter, which was one in South Florida. So I think it is a little bit hard to generalize on the land sales. Again, it all depends. There’s a couple larger ones we are working on and whether they close.

 Chris Pike  - Merrill Lynch - Analyst

 Okay, now I guess, along the same lines, given your more cautious outlook, do you expect that type of caution to spread into the buyers of land for industrial office back—moving into ‘08, and then looking into some of your ‘08 assumptions for that line item? In other words, is your caution generally going to—Do you think it’s going to be spreading, and maybe your expectations for ‘08 land sales, maybe that’s going to be–need to be tempered a little bit.

Thomson StreetEvents	www.streetevents.com	Contact Us	21

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes, I think that—I will just make one comment. The comment is more related to the caution or matching up the commitments that we’re making with the capital markets and what the capital market turbulence is creating, we must be a little bit more cautious. It’s not on the operating side or an activity side or the interest side on the part of buyers, particularly on the land. There’s still good activity, and of the transactions we have closed over the first part of this year, we have more than that, that’s actually being marketed. Some of it will sell sooner and some of it later. But overall, the caution isn’t so much that there’s not demand for, nor not the desire to do the development. It’s just making sure that we don’t get too far out ahead of the commitment on what capital is available.

 Chris Pike  - Merrill Lynch - Analyst

 Okay. And I guess, Matt, just one last question here on the term fees. I guess you guided originally to about $10 million, your 15 year-to-date. So what’s going on? Are you actively seeking to reposition tenants? Are they coming to you? What’s driving the trend? Because I think you even indicated that you’re going to be looking the books, some term fees in Q4 as well.

 Matt Cohoat  - Duke Realty Corporation - CFO

 Well, to be honest with you, Chris, we never know when or where these are coming from. And it’s really—these are all tenant-driven for the most part. They come to us and they want out of a lease. So the way we look at it is if we—we have an analysis that we go through for every one of these, and we have a dollar amount that we want to take the risk buyout of a lease, and we will only do it when we think we can make some money on taking that lease buyout over and above the rental (stream) that we would get from that tenant. So it’s tenants coming to us and the—what they usually result from or many times are larger corporations looking to downsize in a particular area, or also a high percentage of those relate to corporate acquisitions, where one company buys another company and they want to consolidate operations. So they come and want to terminate one of the leases with us. So that’s also very common. So it’s really very hard for us to predict with any consistency when those will come and how much they’ll be.

 Chris Pike  - Merrill Lynch - Analyst

 Okay. I guess I missed this, but along the same lines, where—what product type have the term fees been focused on and where do you expect them to be focused in going forward? Is it suburban office versus bulk versus flex? Where do you see it coming from?

 Matt Cohoat  - Duke Realty Corporation - CFO

 It’s mostly on the office side. It always is. There’s occasionally a few industrial ones, but I would say at least 80% of those, probably more, —are on the suburban office side.

 Chris Pike  - Merrill Lynch - Analyst

 Is it concentrated in any region or market?

 Matt Cohoat  - Duke Realty Corporation - CFO

 No.

 Chris Pike  - Merrill Lynch - Analyst

 Okay. Thanks a lot.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thanks, Chris.

Thomson StreetEvents	www.streetevents.com	Contact Us	22

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

Operator

 [Michael Noll] from Greenfield Advisors, your line is open.

 Michael Noll  - Greenfield Advisors - Analyst

 Denny, maybe a win on Sunday will make you feel better.

 Denny Oklak  - Duke Realty Corporation - CEO

 I’m sure it will.

 Michael Noll  - Greenfield Advisors - Analyst

 Can you remind us—maybe I missed this in the (inaudible) call. Last call, you guys quantified a disposition target. I think $600 to $800 million over a couple year time period. Can you just revisit that and give us an update on what you have done so far? I might have missed that at the beginning. I apologize.

 Denny Oklak  - Duke Realty Corporation - CEO

 No, Mike we didn’t really mention that today. Yes, we are in the $600 to $800 million of some capital recycling, some held-for-sale, or held-for-rental properties. Today we have a portfolio of that total right now on the street. We have a portfolio of some office properties in Cincinnati on the market as well as—I did mention earlier the final Cleveland package, which is taking a little bit longer, but we believe that they will have a contract signed on that any day now, and with a 21-day due diligence and 30 days to closing with one extension to closing. So that’s really what we have on the market today, and then, well, there’s a couple other portfolios which I believe I mentioned last quarter. That would be concentrated more on our Midwest office product and a couple other portfolios that we will be looking at marketing probably beginning in early ‘08.

 Michael Noll  - Greenfield Advisors - Analyst

 Is that still around—is the aggregate still about the same or is it reduced a little bit because of changing conditions?

 Denny Oklak  - Duke Realty Corporation - CEO

 It’s still about the same. $600 to $800 million.

 Michael Noll  - Greenfield Advisors - Analyst

 Okay. And then, can you give us an update on the takeout fund that we talked about in prior quarters?

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes, I did mention that, Michael. And, again, we had some offers on that and they were really from larger institutional investors. And the offers were really in line with what we expected, but then in the middle of August, towards the end of August, those players just decided that they weren’t going to make any significant investments or commitments, if you will, before the end of the year. So that portfolio is clearly—and the joint ventures—our partner is clearly going to be an institutional investor on that. And they really have pulled back a little bit during the quarter. So, one of the things–the feedback we got on that portfolio was a couple of our build-to-suit for sale properties outside of our existing markets. There was one, a P&G building out in Iowa. There was a project for the North Carolina Ports in North Carolina. And based on feedback we got on the overall portfolio, we decided to pull those out of the package and market those separately, which we are doing right now. So now that

Thomson StreetEvents	www.streetevents.com	Contact Us	23

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

portfolio is about 4.1 million square feet of 100% lease properties in Columbus, Phoenix, Dallas and one in Jacksonville. So we’re looking at—we still firmly believe we will get that done on the terms that we anticipated, but it probably won’t close until sometime in the first quarter of ‘08.

 Michael Noll  - Greenfield Advisors - Analyst

 Okay. Thanks.

Operator

 Mitch Germain from Banc of America.

 Mitch Germain  - Banc of America - Analyst

 Hi, good afternoon, guys. Just along those same lines, have you seen any real change in the composition of buyers on the for-sale developments?

 Denny Oklak  - Duke Realty Corporation - CEO

 No. I don’t think so. I think it’s still the same group that’s out there. There’s a combination. Some of those go to institutional investors because of what they are. Some of them go to leveraged buyers. The leveraged buyers are still out there. As I’ve said, I think on the leveraged buyers side. The cap rates have probably moved 25 basis points although not in every case, and there’s still some, at times, buyers out there that—1031 buyers. So the mix has not changed a whole lot.

 Mitch Germain  - Banc of America - Analyst

 Do you have a general average—based on historical, how much would go to each bucket? I mean, how much—really, what I care about really is what percentage is the leveraged buyers consist of?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, I would say, over the years, our leveraged buyers have probably been 30% to 40% of the total on the held-for-sale disposition side, and I don’t see that changing a whole lot.

 Mitch Germain  - Banc of America - Analyst

 Alright. Thanks a lot, guys.

Operator

 David Fick from Stifel Nicolaus.

 David Fick  - Stifel Nicolaus - Analyst

 Thank you, my questions have all been answered.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thanks, David! How did you get on there?

Thomson StreetEvents	www.streetevents.com	Contact Us	24

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

Operator

 Steven Rodriguez from Lehman Brothers.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Hi, guys. I just want to talk about the development program again.I know you mentioned you are going to be cautious going forward regarding the capital markets, but how much caution are you giving yourselves on how large the program is going to be? It’s $2 billion now, and if you have an increased development, it starts in ‘08. Where can we see it a year from now?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, as we mentioned in some of the discussion, of that $2 billion, about $0.5 billion is completed now.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Mm-hmm.

 Denny Oklak  - Duke Realty Corporation - CEO

 So, there’s one project in there that will not be sold, even though it’s completed, it will not be sold until 2009.But pretty much all the rest of that completed project will be sold in ‘08.I would anticipate seeing some increase in the amount of that pipeline during the held-for-sale pipeline in particular during 2008. Overall, when you look at where the pipeline will be at the end of the year next year, let’s say, we would see some amount of increase from where it is today. What we are being cautious on are specific product types and specific submarkets. As we have said, the business is still good, and when you look at our overall occupancy, particularly on the industrial side, at 97% on the stabilized, that’s about as good as it gets. And so, we’re not afraid to start spec development on the industrial side. It will depend on location and submarket. Where we would be a little bit more cautious, as we always would be, is on the office side. And the real reason we are generally more cautious on the office side is because it’s a longer process. It takes you longer to build and get an office building up and stabilized than it does an industrial building. So, as uncertainty in the economy goes up, we always become a little more cautious on the office side.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Okay. And on that note regarding office, you might have mentioned this before, so I apologize. But can you talk about the driver behind the 12% growth in operating expenses in the suburban office, I believe, for the quarter?

 Denny Oklak  - Duke Realty Corporation - CEO

 A big part of it is the mix of the properties themselves with a little bit higher amount that’s skewed towards suburban office than bulk industrial, which had a higher proportion and amount of expenses, and then also the seasonality of utility costs in the third quarter.

 Steven Rodriguez  - Lehman Brothers - Analyst

 Seasonality? Okay. Thanks.

Operator

 [OPERATOR INSTRUCTIONS] And Chris Haley from Wachovia, your line is open.

Thomson StreetEvents	www.streetevents.com	Contact Us	25

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Chris Haley  - Wachovia Securities - Analyst

 After the market closes 70 minutes in the call, but I need to ask this question. Looking at your G&A issues and one of the — Maybe it’s a poor rule of thumb, and it’s the overall costs associated with development would typically wind up being maybe 1% to 2% of the overall construction costs. When I look at your internal overhead cost summary on page 27, I’m trying to reconcile, or at least trying to find, the correct cost that is associated with your development pipeline. An earlier question asked about the leasing, the capitalized internal leasing cost, and how that varies related to production or leasing volume. I wanted to see if you could give us some direction as to which items on this page, which is excellent disclosure, by the way, would be associated with those costs on your development pipeline. Both held for sale and held for rental.

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes, let me make a couple of comments, and then Matt can tell you the truth. First of all, I think your 1 to 2% is sort of a top-level development fee, not including the construction fee. General contractor fee in a development project. As you know, we do our own general contracting within the company. So our — the amount that we capitalize into the project would be higher than that 1 to 2%.

 Chris Haley  - Wachovia Securities - Analyst

 Right.

 Denny Oklak  - Duke Realty Corporation - CEO

 So, I point that out first. And then on page 27, if you look at where those expenses are broken out into the five categories, the one that says capitalized construction and development cost is the one that’s going into the projects, and then the bottom one are the ones that are going into leasing commissions, if you will, they are amortized over the term of the lease.

 Chris Haley  - Wachovia Securities - Analyst

 But some of those [invariant] leasing costs, Denny, could be associated with development projects. Is that correct?

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes, lease assigned in development projects.

 Chris Haley  - Wachovia Securities - Analyst

 Right.

 Denny Oklak  - Duke Realty Corporation - CEO

 So, those are a couple of things that I would point out from a high level. And the only other thing I would point out before Matt chimes in is this is consistent with the way we have been doing this for 14 years since we have been a public company. We have always done it this way, and while there, occasionally, are minor tweaks, there has been no significant change in our process on this overhead allocation since we went public.

 Matt Cohoat  - Duke Realty Corporation - CFO

 And then as far as the tracking it, the capitalized construction, the amount of overhead that is capitalized in any quarter is, to us, not based upon starts or the pipeline. It’s based upon the actual construction activity and volumes spent during that quarter. So — and that’s — you really — it’s probably in the neighborhood of around, give or take, 8% of our construction volume as we spend it. So if I — the variation of the G&A expenses is clearly being impacted by development activities or investment activities, and therefore, the determination to move some of those expenses from corporate G&A into the other line items, but that could be either because your pipeline activity is increasing or the dollars spent is increasing on a sequential basis, which — so you would say that the capitalized construction development cost line item is solely exposed to the

Thomson StreetEvents	www.streetevents.com	Contact Us	26

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

development pipeline, yet why would there be a material variability — why would there be variability on the G&A line? Should I take those two together?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, let me try to answer that first, and then, again, Matt can clarify it. We have a total pool of overhead that we incur every quarter which is that total number you see on the bottom line there on that page, and then we always allocate it first to our — as Matt said, it’s allocated by departments and this and that.

 Chris Haley  - Wachovia Securities - Analyst

 Yes.

 Denny Oklak  - Duke Realty Corporation - CEO

 And then we allocate it actually based on, say, construction volume and leases signed during the quarter. We allocate it based — the service operations to the third party construction and some other things. And then rental, as you see, stays relatively stable based on our rental portfolio. And G&A sort of falls out at the end, what is left of G&A, but there is a minimum number based on this whole time study that we do, that we would allocate to G&A for any year.

 Matt Cohoat  - Duke Realty Corporation - CFO

 That’s perfect. Nothing to add. Would you care to offer what that cost of business is, just on the corporate perspective?

 Denny Oklak  - Duke Realty Corporation - CEO

 Matt, I don’t really know exactly what that number is. I’d be happy to give it if you know what it is.

 Matt Cohoat  - Duke Realty Corporation - CFO

 Yes, it’s in the 20—it is variable, as well.

 Chris Haley  - Wachovia Securities - Analyst

 Right.

 Matt Cohoat  - Duke Realty Corporation - CFO

 But it’s in the $20 to $30 million range.

 Chris Haley  - Wachovia Securities - Analyst

 Okay. All right. The disclosure is great. I think it is a great starting point for a project that we are in the process of working on regarding G&A disclosures, particularly relevant for those companies that—comparing companies that have and those that do not have development activities, and particularly for your company given the construction business. It’s a good starting point. Thank you.

 Denny Oklak  - Duke Realty Corporation - CEO

 I’m sure after this call that nobody else will disclose any of it. [ LAUGHTER ]

Thomson StreetEvents	www.streetevents.com	Contact Us	27

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Chris Haley  - Wachovia Securities - Analyst

 Well, that’s part of the—one of the things that we are working with NAREIT on. So, thank you, guys.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thanks very much, Chris.

 Chris Haley  - Wachovia Securities - Analyst

 Yes.

Operator

 David Fick from Stifel Nicolaus.

 David Fick  - Stifel Nicolaus - Analyst

 Hi. I actually do have a couple of questions after all. Wanted to make sure I’m dead last on the call.

 Denny Oklak  - Duke Realty Corporation - CEO

 We are glad that you are on it, though.

 David Fick  - Stifel Nicolaus - Analyst

 I’m a little bit confused about the last answer, and I don’t want to get into accounting arcane discussions, but it is my understanding that the modern GAAP requirements are specific identification and allocation of costs, and that you can’t allocate general overhead costs to development for capitalization purposes, especially as it relates to things like rent and corporate overhead and executive charges and so forth. What am I missing there?

 Matt Cohoat  - Duke Realty Corporation - CFO

 That is true. That’s what gets to Denny’s—to the comment that there is a minimum. He was talking in general on an annual basis, but there always is a minimum level of—Denny and me and many of the executives and our related overhead and all the investor relations and public company costs, none of those ever get in the overhead pool that’s going to be allocated to operations.

 David Fick  - Stifel Nicolaus - Analyst

 All right.

 Matt Cohoat  - Duke Realty Corporation - CFO

 So, we were just probably trying to over simplify, but you are right, David.

Thomson StreetEvents	www.streetevents.com	Contact Us	28

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 David Fick  - Stifel Nicolaus - Analyst

 I think this is a follow-up to a question that Bob answered regarding his view that you have very strong fundamental demand out in the field and you see a disconnect in the way the markets are reacting. Is perhaps the market trying to anticipate a pullback in demand, that you are just not seeing? And you are executing leases now, but you do take a fair amount of Greenfield inventory exposure, and I’m wondering how you are testing for demand at this stage in the cycle where, perhaps, there’s some economic risk in that model?

 Denny Oklak  - Duke Realty Corporation - CEO

 Well, my comment, David, was on the disconnect on the capital markets, and just what’s happened there with everybody being on the sidelines right now.

 David Fick  - Stifel Nicolaus - Analyst

 That’s my point. Aren’t they trying to anticipate a fundamental shift that you don’t see yet in leasing, but that could come?

 Bob Chapman  - Duke Realty Corporation - COO

 You know, my feeling is that I think everybody is on the sidelines just because they don’t want to make a mistake. And I think they are going to—from the people I talk to, the investment brokers who are active, you are starting to see more and more activity in the market. Denny mentioned we are seeing more and more activity on the sales that we’re doing. So, I think people are starting to come back into the market cautiously, so I can’t really—

 Denny Oklak  - Duke Realty Corporation - CEO

 David, I would just add to that. I think the disconnect Bob is talking about is more on the capital market side than the leasing side.

 David Fick  - Stifel Nicolaus - Analyst

 Right.

 Denny Oklak  - Duke Realty Corporation - CEO

 In other words, there—our business is great, leasing is good. The projects are good, but people are not buying them right now, if you will, or slowing down buying them temporarily because there’s a disconnect in the capital markets, and they are waiting to see how that shakes out.

 David Fick  - Stifel Nicolaus - Analyst

 And I guess my question is, are the capital markets trying to be forward-looking? The last question is, did I hear you correctly that you have some held-for-rent properties currently on the market?

 Denny Oklak  - Duke Realty Corporation - CEO

 We do.

 David Fick  - Stifel Nicolaus - Analyst

 I’m a little confused about that. Aren’t the discontinued ops, GAAP requirements, such that you would have to move those properties over once they’re identified as for sale?

Thomson StreetEvents	www.streetevents.com	Contact Us	29

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

 Matt Cohoat  - Duke Realty Corporation - CFO

 We haven’t moved some of them over. Some of them were just put on the market here in the fourth quarter.

 David Fick  - Stifel Nicolaus - Analyst

 Okay. And then one little detail, does the fourth quarter guidance include the preferred charge?

 Denny Oklak  - Duke Realty Corporation - CEO

 Yes.

 David Fick  - Stifel Nicolaus - Analyst

 Okay. Great. Thanks. All right.

 Denny Oklak  - Duke Realty Corporation - CEO

 Thanks, David.

 Matt Cohoat  - Duke Realty Corporation - CFO

 Thanks, David.

Operator

 Next question comes from Michael Bilerman from Citi.

 Michael Bilerman  - Citigroup - Analyst

 It’s been asked and answered thank you.

 Denny Oklak  - Duke Realty Corporation - CEO

 See you later.

Operator

 And there are no more questions in queue. Please continue.

 Shona Bedwell  - Duke Realty Corporation - AVP - IR

 We would like to thank you for joining our call today. Our fourth call is tentatively scheduled for January 31st at the same time, 3 p.m. Eastern. Thanks, everyone, and have a nice day.

Operator

 Ladies and gentlemen, that does conclude our conference today. We thank you for your participation and for using AT&T Executive TeleConference Service. You may now disconnect.

Thomson StreetEvents	www.streetevents.com	Contact Us	30

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

FINAL TRANSCRIPT

Nov. 01. 2007 / 3:00PM ET, DRE - Q3 2007 Duke Realty Corporation Earnings Conference Call

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.

Thomson StreetEvents	www.streetevents.com	Contact Us	31

© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.